Exhibit 10.1.4

LEASE AGREEMENT

THIS LEASE AGREEMENT, dated as of June 30, 2017, between LMR USA LLC, a New York limited liability company, having an address at P.O. Box 180240, Brooklyn, New York 11218 ("Landlord"), and NETWORK BILLING SYSTEMS LLC D/B/A FUSION, a New Jersey limited liability company, as of the date of this agreement having an address at 695 US Route 46 West, Fairfield, New Jersey 07004 ("Tenant").

1. Premises. The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the premises known as: approximately 13,511 rentable square feet on the Second (2) floor, Northwest corner and described on the schedule attached hereto as Exhibit "A" (“Premises”) and up to 1,467 of windowless storage space located on the first floor of the building known as 695 Route 46, Fairfield, New Jersey (herein designated as the “Building”). All space and building areas shall be in accordance with BOMA ANSI Z 65.1 1980 (Reaffirmed 1996). In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building, the Common Areas of the Building, which include the lobby seating area, fitness center, cafeteria, common conference rooms to be built and the number of parking spaces identified elsewhere herein.

2. Term. Ten (10) years and Ten (10) months (“Term”) commencing on the Commencement Date (as defined in Section 3 herein).

3. Commencement Date.

3.1           This Lease shall commence on the Commencement Date and shall be for the Term, plus the portion of a calendar month, if any, from the Commencement Date to the last day of the calendar month in which such Commencement Date occurs. As used in this Lease, the term “Commencement Date", as advanced or postponed pursuant to the terms hereof, shall be defined as the last to occur of:

(a) November 1, 2017; or

(b) the date on which the Tenant shall receive a certificate of occupancy or a temporary certificate of occupancy for the Premises; or

(c) the date on which the Premises are "substantially completed" (as defined in Section 3.3).

3.2           Notwithstanding anything herein to the contrary, if this Lease is fully executed on or before June 30, 2017, Landlord shall use all commercially reasonable efforts to Substantially Complete (as defined below) the Premises on or before October 15, 2017 (hereinafter the “Target Date”), without penalty.

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3.3.           Substantial Completion. Subject to the provisions of Section 34, Landlord shall use all commercially reasonable efforts to "substantially complete" the Premises by the Target Date. "Substantially Complete” means that: (i) the construction of the improvements described in Section 34 have been completed so that Tenant can legally occupy and use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities in and from the Premises, (ii) Tenant has ready access to the Building and Premises through the lobby, hallways and elevators, (iii) the Premises are ready for installation of any equipment, furniture, fixtures or decoration that Tenant will install, and (iv) Tenant shall have received three (3) business days prior written notice that the Premises are available for its occupancy.

4. Use of Premises. Tenant covenants that Tenant shall use and occupy the Premises continuously during the Term and solely as general office use, warehousing of telecom equipment (in storage space) or any other affiliated lawful use in accordance with applicable zoning regulations and for no other purpose; however Tenant shall be responsible for all c/o applications associated with work performed following Tenant taking possession of the Premises. C/o applications associated with work to be performed by Landlord shall be obtained by Landlord. For purposes of this Lease, the term “general office use” shall not include use as a school, college, university, or educational institution of any type, use for any purpose which in not consistent with the operation of the Building as a first-class office building, use as a recruitment or temporary help service or agency, or any use involving regular traffic by the general public. The Tenant shall not, and shall not allow others, to occupy or use the Premises or any part thereof for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

Tenant shall not use or occupy the Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building, a copy of which will be delivered to Tenant promptly upon request but in no event later than five (5) business days. If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises are being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) business days’ written notice from Landlord immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for a default, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

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5. “Annual Base Rent" shall mean the amount set forth herein below which does not include the 1,467 sq. feet of window less storage space located on the first floor of the Building.

YEAR	ANNUAL BASE RENT	MONTHLY BASE RENT	Amount P.S.F
Year 1	$32,651.58	$16,325.79	14.50
Year 2	$202,665.00	$16,888.75	15.00
Year 3	$209,420.50	$17,451.71	15.50
Year 4	$216,176.00	$18,014.67	16.00
Year 5	$222,931.50	$18,577.63	16.50
Year 6	$229,687.00	$19,140.58	17.00
Year 7	$236,442.50	$19,703.54	17.50
Year 8	$243,198.00	$20,266.50	18.00
Year 9	$249,953.50	$20,829.46	18.50
Year 10	$256,709.00	$21,392.42	19.00
10 months	$219,553.75	$21,955.38	19.50

5.1
Free Rent:

5.1.1 Tenant shall receive the following months free of rent:

Ten (10) months’ free rent starting on the Commencement Date.

Free rent excludes electricity charges associated with the Premises but includes CAM, utility taxes or any other additional rent for which Tenant is responsible to pay.

5.1.2 If the Premises are not accessible due to flooding, Tenant shall receive five (5) days of free rent for each day the Premises are not accessible. In addition, if Building services are interrupted to all or any part of the Premises as a result of Landlord’s fault or negligence, for more than ten (10) consecutive days, then Tenant shall have the right to cease paying its Base Rent and Additional Rent payments (pro-rated based upon the portion of the Premises not receiving the services) beginning with the day of interruption, until such services are reinstated.

5.2
Storage space,

5.2.1. Landlord will provide Tenant with windowless storage space located on the first (1st) floor of the Building, consisting of approx. 1,467square feet.

5.2.2 The Base rent for this “storage ” space shall initially be charged at an annual rate of $8.00 per square feet, and shall be subject to annual increase at the same rate as provided for the other space leased hereunder by Tenant.

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5.2.3 In addition to the Base rent for the storage space, Tenant agrees to pay Landlord an additional sum of $1.75 per square feet per month for electricity usage within the “storage space.”

5.2.4 Tenant shall be responsible for all other CAM and other expenses, as contemplated by section 7.

5.3
Renewal Option.

5.3.1                      Exercise of Option. Tenant shall have the right, at its sole option, to renew the term of the Lease for all or a portion of the Premises (each a "Renewal Option" and collectively, the “Renewal Options”) for two additional terms of five (5) years each (each a "Renewal Term" and collectively, the “Renewal Terms”). The Renewal Options may be exercised by Tenant by delivering a written notice to Landlord (the "Renewal Notice") stating that Tenant is exercising the Renewal Option, which notice must be delivered to Landlord no less than nine (9) months prior to the end of the then applicable Lease Term . Upon the giving of the Renewal Notice, the Lease shall be deemed renewed for the applicable Renewal Term with the same force and effect as if such Renewal Term had originally been included in the original term, and the Lease expiration date shall be appropriately extended. Each Renewal Term shall commence on the day after the then existing Lease expiration date (the "Renewal Terms Commencement Date") and shall expire at 11:59 p.m. on the date preceding the fifth (5th) anniversary of the Renewal Term Commencement Date

5.3.2                      Terms. All of the terms, covenants and conditions of the Lease shall continue in full force and effect during each Renewal Terms, except that (i) the rent for the first year of each Renewal Term shall be based on 100% of the fair market value as defined by reasonable brokers with the average. of 3 broker opinions used for the valuation, (ii) the rent for each subsequent year of the Renewal Term will increase by $.50 p.s.f, (iii) the Tax Base (as defined elsewhere herein) for the Renewal Term will change at the beginning of each Renewal Term, (iv) in the event that Tenant elects to renew the Lease for a portion of the Premises only, then for the purposes of calculating Tenant's Tax Payment (as defined elsewhere herein) allocable to the Renewal Term Tenant's Proportionate Share as defined elsewhere herein) shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within such portion of the Premises so renewed and the denominator of which shall be the number of rentable square feet in the Building, and (v) there shall be no rent free periods or other agreed periods of rent abatement.

5.4
Right of First Offer:

5.4.1                      Landlord hereby grants Tenant an ongoing Right of First Offer (“ROFO”) of any space that becomes available throughout the entire Building. Once a tenant gives notice of a vacancy, Landlord shall promptly give notice to the Tenant with priority of the availability. (“offer notice”). Upon receipt Tenant of the offer notice, Tenant shall provide Landlord with a written notice (“acceptance or rejection notice”) within ten (10) business days. Should Tenant fail provide the required notice or specifically accept the additional space, the Landlord may market the vacated space.

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5.4.2 The Base rent for the “ROFO” space (the “Offer Space”) shall be based on 100% of fair market value as determined in accordance with the mechanism set forth in paragraph 5.3.2 above.

5.4.3 For purposes of calculating Tenant's Tax Payment and Building Operating Expenses allocable to the Offer Space, Tenant's Share (as defined elsewhere herein) shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the Offer Space calculated using the same loss factor as the denominator, and the denominator of which shall be the number of rentable square feet in the Building

5.4.4 This ROFO is subject to the ROFO rights of other existing tenants.

6 ..
Security.

6.1           In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of $450,000.00, in form and substance reasonably satisfactory to Landlord and issued by a financial institution reasonably approved by Landlord. Landlord shall have the right, upon written notice to Tenant and regardless of the exercise of any other remedy the Landlord may have by reason of a default by Tenant, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by this Lease and, if Landlord does so, Tenant shall, upon Landlord’s written demand but subject to the table below, fund the Letter of Credit to the full amount then required. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the new owner or Building lessee.

After 22 months the Letter of Credit shall be reduced to $250,000.00
After 34 months the Letter of Credit shall be reduced to $200,000.00
After 46 months the Letter of Credit shall be lowered to $100,000.00
After 58 months the Letter of Credit shall be lowered to $ 50,000.00

The required Letter of Credit shall expire not earlier that thirty (30) days after the expiration date of the Lease. Upon Landlord’s prior consent, the Letter of Credit may be of the type which is automatic renewed on an annual basis (annual renewal date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring this issuer thereto give the Landlord no less than sixty (60) days’ advance written notice of the Tenant’s intention not to renew the Letter of Credit on the next annual renewal date.

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7.
Rent, Operating Expense and Property Taxes.

7.1           Base Rent. As rent for the Premises during each year of the Term, Tenant shall pay to Landlord the Annual Base Rent, in equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the schedule set forth in Section 5.

7.2.           Definitions. For the purposes hereof, the following definitions shall apply:

7.2.1 “Property" shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein, all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities, whether located on the land upon which the Building is situated or elsewhere.

7.2.2 "Building Expenses" shall be all those expenses paid or incurred by Landlord in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and shall include, without limitation, the following:

7.2.2.1 All costs and expenses of operating, repairing, lighting, cleaning, and insuring (including liability for personal injury, death and property damage and workers' compensation insurance covering personnel) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, and depreciation of all machinery and equipment used therein or thereon, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting);

7.2.2.2. Electricity, steam and fuel used in lighting, heating, ventilating and air conditioning (which are not reimbursed by Tenant and other tenants of the Building pursuant to the provisions Section 24 below) and all costs, charges, and expenses incurred by Landlord in connection with any change of any company providing electricity service including, without limitation, maintenance, repair, installation and service costs associated therewith;

7.2.2.3 Maintenance and repair of mechanical and electrical equipment including heating, ventilating and air conditioning equipment;

7.2.2.4 Window cleaning and janitor service, including equipment, uniforms and supplies and sundries as described in the applicable schedule hereto;

7.2.2.5 Maintenance of elevators, stairways, rest rooms, lobbies, hallways and other Common Areas;

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7.2.2.6 Repainting and redecoration of all Common Areas;

7.2.2.7 Repair and maintenance of the parking areas, including without limitation the resurfacing and striping of said areas;

7.2.2.8 Sales or use taxes on supplies or services;

7.2.2.9 Costs incurred to ensure that any systems serving the Building (including, without limitation, elevator equipment security devices, alarm systems, HVAC equipment and utility equipment) will accurately process date and/or time data;

7.2.2.10 Management fees, administrative fee, wages, salaries and compensation of all persons engaged in the maintenance, operation or repair of the Property (including Landlord's share of all payroll taxes and the cost of an on-site or near-site office and segregated storage area for Landlord's parts, tools and supplies); The foregoing expenses of 7.2.2.10 shall not exceed three percent (3%).

7.2.2.11 Legal, accounting and engineering fees and expenses, except for those related to disputes with tenants or which are a result of and/or are based on the negligence, willful misconduct or other tortuous conduct of Landlord or any of its employees, representatives or agents;

7.2.2.12 Costs and expenses that may result from compliance with any governmental laws or regulations that were not applicable to the Common Areas at the time same were originally constructed;

7.2.2.13 All other expenses which under U.S. generally accepted accounting principles would be considered as an expense of maintaining, operating or repairing the Property. Notwithstanding the foregoing, all expenses (whether or not such expenses are enumerated on items 1 through 12 of this Section 7.2.2) which would be considered capital in nature under U.S. generally accepted accounting principles shall be excluded from Building Expenses; and

7.2.2.14 Business Expenses. Controllable operating expenses shall not include the items listed on Exhibit A attached hereto.

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7.2.3 “Taxes" shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem, charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing. Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate or inheritance taxes, and (iii) penalties or interest charged for late payment of Taxes. If at any time during the Term the method of taxation prevailing on the Commencement Date shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of, or in addition to, the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of "Taxes."

7.2.4 "Common Areas" shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees and invitees, including (without limitation) the lobby seating area, hallways, stairs, parking facilities, washrooms, and elevators.

7.2.5  "Lease Year" shall mean the first twelve (12) month period following the Commencement Date and each succeeding twelve (12) month period thereafter up to the end of the Term; provided, however, that if the Commencement Date shall occur on a day other than the first day of a calendar month, then the first Lease Year shall include that portion of a calendar month in which the Commencement Date occurs in addition to the first twelve (12) month period.

7.2.6 “Lease Term” means the Term and all Renewal Terms.

7.2.7 “Rentable Area of the Building" means approximately 158,348 rentable square feet, subject to adjustment in accordance with BOMA standards.

7.2.8 "Rentable Area of the Premises" means 13,511 rentable square feet.

7.2.9 "Tenant's Proportionate Share" means that percentage which is computed by a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building. As of the date of this Lease, Tenant's Proportionate Share is approximately 9.45%.

7.2.10 “Base Year Building Expenses" shall mean the actual Building Expenses per rentable square foot incurred by Landlord for the 2018 calendar year.

7.2.11 "Base Year Taxes” shall mean the actual Taxes incurred by Landlord per rentable square foot for the 2018 calendar year.

7.3.           Rent Adjustments for Taxes.

7.3.1                      On or before April 30 of each Lease Year, Landlord shall total the Taxes and shall allocate such Taxes to the Rentable Area of the Building in the following manner: Taxes for the foregoing calendar year shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the "Cost of Taxes Per Square Foot" of rentable area.

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7.3.2                      In the event that the Cost of Taxes Per Square Foot assessed for any calendar year which is wholly or partly within the Term are greater than the Base Year Taxes, Tenant shall pay to Landlord, as additional rent at the time such Taxes are due and payable, Tenant’s Proportionate Share (which, as of the date hereof, is 9.45%) of such excess. Any additional rent due Landlord under this Section shall be due and payable within thirty (30) days after Landlord shall have submitted a written statement to Tenant showing the amount due together with a copy of the tax bill. For Tenant's obligation for such additional rent at the beginning or end of the Lease, see Section 7.5. Landlord may, in its reasonable discretion, make a reasonable estimate of such additional rent with respect to Taxes, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's annual written statement of Taxes due. Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of objection to any such statement within ninety (90) days after delivery thereof, the same shall be conclusive and binding on Tenant. No credit shall be given to Tenant if the cost of Taxes Per Square Foot are less than the Base Year Taxes.

All reasonable expenses incurred by Landlord (including attorneys', appraisers' and consultants' fees, and other costs) in contesting any increase in Taxes or any increase in the assessment of the Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder. Tenant shall receive its prorated share of any tax refunds resulting from contesting said increases.

7.3.3                      Tenant’s pro rata share of real estate taxes based on the percentage set forth in Section 7.3.2 above shall not increase by more than three percent (3%) per year during the Lease Term and any renewal thereof.

7.4 Rent Adjustments for Building Expenses.

7.4.1                       On or before April 30 of each Lease Year, Landlord shall compute the Building Expenses for such year and shall allocate such expenses to the Rentable Area of the Building in the following manner: Building Expenses shall be totaled and such total shall be divided by the total Rentable Area of the Building thereby deriving the "Cost of Building Expenses Per Square Foot" of rentable area.

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7.4.2                       In the event that the cost of Building Expenses Per Square Foot of rentable area for any year which is wholly or partly within the Lease Term are greater than the Base Year Building Expenses, Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share (which as of the date hereof is 9.45%) of such excess. Such additional rent shall be computed on a year-to-year basis. Any such additional rent shall be due within forty-five (45) days after Landlord has submitted a written statement to Tenant showing the amount due. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to any calendar year, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenants account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's written statement of actual Building Expenses for the applicable calendar year. Tenant, at Tenant's sole expense, shall have the right to examine Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of objection to any such statement within ninety (90) days after delivery thereof, the same shall be conclusive and binding on Tenant. No credit shall be given to Tenant if the cost of Building Expenses Per Square Foot are less than the Base Year Building Expenses. Notwithstanding anything to the contrary contained herein, Landlord shall use diligent efforts to keep Building Expenses at reasonable amounts, while maintaining the Building as a first class office building.

7.4.3                      Controllable operating expenses shall not increase by more than three percent (3%) per year during the Lease Term and any renewal thereof.

7.5           Additional Rent Payments. Tenant’s obligation to pay any additional rent accruing during the Lease Term pursuant to sections 7.3, 7.4 and 24 hereof shall apply pro rata to the proportionate part of a calendar year as to Taxes and Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect. Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Lease Term, whether or not this Lease is superseded by a subsequent lease of the Premises or of any other space or Tenant leaves the Building; any such superseding lease shall not serve to supersede Tenant's obligation for any such additional rent unless it makes express reference thereto and recites that such additional rent is abated in consideration of the superseding lease.

8.
Payments.
All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and reasonable attorney’s fees) shall be deemed rent, shall be paid to Landlord at the address designated by Landlord. If any amount of Annual Base Rent or additional rent shall remain unpaid for ten (10) calendar days after such payment becomes due, Landlord shall be entitled to charge interest at the rate of 12% per annum until paid. Additionally, if any of Tenant's checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent $50.00 for each such check returned for insufficient funds. Time is of the essence in this Lease.

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9. Tenant’s Improvements. Subsequent to the initial Leasehold improvements, Tenant shall have the right to make minor alterations up to $10,000 to the Premises which are not structural in nature, including but not limited to, all finishes and decorations and similar items without Landlord’s consent. Landlord will not unreasonably withhold its consent to any other alterations, other than structural.

Landlord shall not charge Tenant any fees associated with alterations as described above. Tenant shall provide Landlord with a written plan describing the nature and scope of any work sixty (60) days in advance of commencement.

Except as provided above, Tenant shall make such improvements to the Premises as it may deem necessary at its sole cost and expense. Except as provided above in this section, Tenant shall not make any alterations, decorations, installations, additions or improvements to the Premises, including but not limited to, the installation of any fixtures, equipment or other apparatus, without Landlord's prior written consent, and then only by contractors or mechanics as reasonably approved by Landlord; provided that in all events, Landlord shall not unreasonably withhold, condition or delay its consent. All such additional work, alterations, decorations, installations, additions or improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord's consent to and/or approval of Tenant's plans and specifications for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All permanent alterations, decorations, installations, additions or improvements made by either Landlord or Tenant upon the Premises, except movable office furniture put in at the expense of Tenant and other items as mutually agreed upon in writing, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury. Tenant shall be required to restore any alterations or installations made under Section 58 hereof.

10.
Repairs and Maintenance.

10.1 Tenant's Care of the Premises and Building. During the Lease Term Tenant shall:

(i) keep the Premises and the fixtures, appurtenances and improvements therein in good order and condition;

(ii) make repairs and replacements to the Premises required because of Tenant's misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance as required hereunder;

(iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except to the extent the repairs or replacements are needed because of misuse or negligence by the Landlord of any of its agents, contractors or employees, and are not covered by Tenant's insurance as required hereunder;

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(iv) pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by tenants or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord's insurance as required hereunder; and

(v) not commit waste.

In addition Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under applicable laws. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant's expense.

10.2            Landlords Repairs. Except for the repairs and replacements that Tenant is required to make pursuant to Section 10.1 above, Landlord shall make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other first class suburban office buildings in New Jersey. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, multi-tenant HVAC, and plumbing. The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that costs of all of such repairs which would be considered capital in nature under U.S. generally accepted accounting principles shall be paid by Landlord. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein, unless such inconvenience, annoyance or injury to business is caused by the gross negligence or willful misconduct of Landlord or its employees, agents and representatives.

10.3            Time for Repairs. Repairs or replacements required pursuant to Section 10.1 and 10. 2 above shall be made within a reasonable time (depending on the nature of the repair or replacement needed; generally no more than fifteen (15) days) after receiving notice or having actual knowledge of the need for a repair or replacement.

11.
Surrender of the Premises. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

(i)
ordinary wear and tear;

(ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

(iii) damage arising from any cause not required to be repaired or replaced by Tenant; and

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(iv) alterations as permitted by this Lease unless consent was conditioned on their removal.

On surrender, Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal.

12.
 Insurance.

12.1           Tenant's Insurance. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, and water insurance, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises and all improvements installed in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 9, or otherwise, (c) if, and to the extent, required by law, workmen's compensation or similar insurance offering statutory coverage and containing statutory limits, (d) and (d) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least twelve (12) months. Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall provide the policy or policies of such required insurance or certificates thereof to Landlord upon its written request, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional named insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) day's written notice to Landlord or its designees. All such policies of insurance shall be effective as of the Commencement Date and shall be maintained in force at all times during the Lease Term. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Premises, and guarantees a minimum limit available for the Premises equal to or greater than the insurance amounts required under this Article.

In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen's compensation insurance or similar insurance in form and amounts as required by law.

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In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 18 herein, Tenant agrees that it shall pay Landlord all of its insurance proceeds relating to improvements made in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 9, or otherwise. If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord's demand, as additional rent the premiums for such insurance.

12.2           Landlord's Insurance. Landlord shall keep in force at its own expense (a) contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk property and casualty insurance written at replacement cost value covering the Building and all of Landlord's improvements in and about same.

12.3           Waiver of Subrogation. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies. Tenant shall cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant's Improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

12.4           Conduct on Premises. Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which shall, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with applicable laws, or the New Jersey Fire Underwriters Rating Bureau, Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant's employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as apart thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

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13.
Rules and Regulations. Tenant shall be bound by the rules and regulations set forth and made apart hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building, so long as the rules shall be reasonable and non-discriminatory between tenants. When so issued and after ten (10) business days' notice to Tenant, the same shall be considered a part of this Lease and Tenant covenants that the additional or amended rules and regulations shall likewise be faithfully observed by Tenant, and shall use its reasonable efforts to insure that such rules and regulations shall be observed by the employees, clients and service providers of Tenant, provided, that the additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

14. [Intentionally omitted]

15.
Mechanics' Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenants interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge, or bond within sixty (60) days after the date of filing, any mechanics' liens filed against Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

16.
Tenants Failure to Repair. In the event that Tenant fails after thirty (30) days' prior written notice from Landlord (or fails to commence to cure within thirty (30) days and diligently prosecute the completion if such repair is not capable of cure within thirty (30) days), to keep the Premises in a good state of condition and repair pursuant to Section 10 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any costs, damages and counsel fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

17.
Eminent Domain. If (1) the whole or more than fifty percent (50%) of the floor area of the Premises shall be taken or condemned by Eminent Domain for any public or quasi-public use or purpose, and either Landlord or Tenant shall elect, by giving written notice to the other, or (2) more than twenty-five percent (25%) of the rentable floor area of the Building shall be so taken, and Landlord elects to terminate the leases allocable to at least 25% of the rentable area of the Building, and Landlord shall elect, in its sole discretion, by giving written notice to Tenant, any written notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the Term of this Lease shall cease and terminate as of the date of title vesting. In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken .

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18.
Fire and Other Casualty. In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss underinsurance policies on the part of Landlord and or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's reasonable control, and to the extent that the Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant's servants, employees, agents or visitors. If such partial damage is due to the fault or neglect of Tenant, or Tenant's servants, employees, agents, clients or service providers, the damage shall be repaired by Landlord to the extent of Landlord's insurance coverage, but there shall be no apportionment or abatement of rent. In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord's reasonable opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord and such termination shall release Tenant.

19.
Property Loss or Damage. Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the willful misconduct of Landlord, its agents, contractors or employees, (ii) any injury or damage to persons, property or the business of Tenant resulting from a latent defect in the condition of the Building, and (iii) interference with the light, air, or other incorporeal hereditaments of the Premises.

20.
Assignment and sublease. So long as Tenant is not in monetary default of any of the terms and conditions hereof, and further provided that Tenant has fully and faithfully performed all material terms and conditions of this Lease, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Lease Term provided: (i) the assignee shall assume the obligations of the existing Letter of Credit or provide a substitute letter of credit reasonably acceptable to Landlord and the net assets of the assignee or sublessee shall not be less than the net assets of Tenant at the time of the signing of this Lease; (ii) in the event of an assignment, such assignee shall assume in writing all of Tenant's obligations under this Lease for the remainder of the Lease Term; and (iii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. In addition, in the event of a proposed assignment, Landlord shall have the right, but not the obligation, to terminate this Lease by giving Tenant thirty (30) days' advance written notice ("Landlord's Termination Notice"); provided, however, that Tenant shall have the right to abrogate Landlord's Termination Notice by notifying Landlord within ten (10) business days after receipt of Landlord's Termination Notice of the withdrawal of the consent to the assignment. For purposes of the foregoing, a transfer by operation of law or transfer of controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease. Landlord's acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises by anyone other than Tenant or Tenant's employees. Fifty percent (50%) of any net profit or additional consideration or rent (taking into consideration the costs incurred by Tenant to sublease or assign the Premises, including, without limitation, brokerage commissions, reasonable legal fees and remodeling costs) in excess of the Base Rent or Additional Rent payable by Tenant hereunder which is payable to Tenant as a result of any assignment or subletting shall be paid to Landlord as Additional Rent when received by Tenant. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person or entity from the property leased, used, occupied or utilized. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section.

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Notwithstanding anything herein to the contrary, Tenant shall have the right to assign the Lease or sublet all or a portion of the Premises to a parent, affiliate or subsidiary, or related company, or to a successor-in-interest resulting from a merger, consolidation, joint venture or reorganization, or to any entity which acquires all or substantially all of Tenant's interest, without obtaining Landlord's consent, provided that (i) to the extent that Tenant continues to exist after such corporate event or reorganization, Tenant shall remain liable under the terms hereof, and (ii) Tenant notifies Landlord in advance of such event and delivers to Landlord written evidence that such new entity assumes all of the liabilities and obligations hereunder.

21.
Event of Default. Any one or more of the following events shall constitute an "Event of Default" hereunder, at Landlord's election:

(a)
the sale of Tenant's interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within ninety (90) days;

(b)
the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant's obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within ninety (90) days after the date of its filing;

(c)
the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due;

(d)
the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within ninety (90) days of its entry;

(e)
the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant's interest in this Lease shall pass to another by operation of law;

(f)
the failure of Tenant to pay, more than once in any calendar year, any rent, additional rent or other sum of money when due and such failure continues for a period of seven (7) days after receipt of written notice that the same is past due hereunder;

(g)
Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the Commencement Date or having taken possession shall thereafter abandon and/or vacate the Premises, unless it continues to pay the then prevailing rent; and

(h)
the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shalt thereafter diligently prosecute the curing of same.

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22.
Landlord’s Remedies. Upon the occurrence of any Event of Default, Landlord at any time thereafter may, at its option, exercise any one or more of the following remedies:

(a)           terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Base Rent and additional rent reserved under this Lease for the balance of the Lease Term.

(b)           at Landlord's option, with or without terminating this Lease, enter upon the Premises and remove any and all persons therefrom and take and retain possession thereof by any legal means available to Landlord, including summary dispossess proceedings. If Landlord elects to terminate Tenants right to possession only, without terminating the Lease, Landlord may, at the Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or for any other of its obligation under this Lease. Landlord may, but will not be under obligation to, relet all or any part of the Premises in any manner, for any term, for such rent and upon terms satisfactory to Landlord and may decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If Landlord does not relet the Premises, Tenant will pay the Landlord on demand all amounts due from Tenant to Landlord under this Lease for the remainder of the Lease Term. If the Premises are relet, Tenant shall pay any excess of the rent over the actual proceeds of such reletting, net of all expenses, including repairs or construction costs and leasing commissions. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord's damages under this Lease. If the Premises are at the time of any Event of Default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenants obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c)            declare Base Rent and all items of additional rent (the amount thereof to be based on historical amounts and Landlord's estimates for future amounts) for the entire balance of the then current Lease Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.

(d)            remove all persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

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(e)            No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or equity. Without limitation of the foregoing, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or equity.

If proceedings shall be commenced by Landlord to recover possession of the Premises, either at the end of the Lease Term or upon the earlier termination of this Lease, or for non-payment of rent or any other reason, Tenant specifically waives the right to any notices now or hereafter required by law, and agrees that no notices other than those set forth in this Lease shall be required.

No expiration or termination of the Lease Term by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all rent and other charges due hereunder at any time as and when such charges accrue.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease The receipt by Landlord of any rent or other sum payable hereunder, with knowledge of the breach of any covenant or agreement (other than the prior failure to pay such rent or other sum) shall not constitute a waiver or cure of such breach or prevent Landlord from exercising any of its rights or remedies hereunder on account of Tenant's breach.

In the event that Landlord commences suit for the repossession of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including reasonable attorneys’ fees.

TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION, GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT'S BEING EVICTED OR DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD'S OBTAINING POSSESSION OF THE PREMISES, BY REASON OF THE VIOLATION BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE, OR OTHERWISE. LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, THE USE AND OCCUPANCY BY TENANT OF THE PREMISES, ANY STATUTORY REMEDY AND/OR CLAIM OF INJURY OR DAMAGE REGARDING THIS LEASE.

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23.
Services and Utilities. Landlord shall provide the following services and utilities, namely:

(a)           heating, ventilation, and air conditioning ("HVAC") for the Premises during "Normal Business Hours" (as defined below) to maintain temperatures for comfortable use and occupancy. The heat and air conditioning equipment shall maintain a uniform indoor temperature of 76 degrees Fahrenheit when outside temperature is 95 degrees Fahrenheit in the summer and an indoor temperature of at least 68 degrees Fahrenheit in the winter with outside temperature conditions of 10 degrees Fahrenheit.

(b)           electric power in accordance with Section 24 herein;

(c)           automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

(d)           cleaning: evening, unescorted janitorial services to the Premises including removal of trash in accordance with Exhibit B attached hereto;

(e)           hot and cold water sufficient for drinking, lavatory toilets and daily cleaning of fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located;

(f)           extermination and pest control when and if necessary; and

(g)           maintenance of Common Areas in a manner comparable to other first class suburban office buildings in New Jersey.

(h) Security and access: Landlord shall at all times provide adequate security to the Building. Landlord shall provide Tenant with a monitored cards or key access system to the Building. Landlord shall supply access card/keys for the above to all of Tenant’s employees, which access cards or keys shall provide for twenty-four (24) hours access to the Building.

In the event Landlord will need to supply a replacement access card or key to Tenant or its employees, due to Tenant’s negligence, Tenant shall pay for reasonable costs involved in the replacement of the access card/keys.

The Access to the Building is controlled by a card key access system that Tenant may tie into concurrently with the installation of its own security system. In Addition, the Building is fully equipped with a CCTV surveillance system.

Notwithstanding the foregoing, if at any time during the Term, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is materially in excess of that of other standard office tenants within the Building leasing premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord's invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises.

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 "Normal Business Hours" shall mean between 6:00 a.m. to 6:00 p.m. on business days (excluding New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving Day and Christmas Day) and 9:00 a.m. to 1:00 p.m. on Saturday. If Tenant requires air-conditioning or heat outside of Normal Business Hours, then Landlord shall furnish the same provided Tenant gives Landlord advance notice of such requirement by 2:00 p.m. of the same day for extra services required Monday through Friday (other than holidays), by 2:00 p.m. on Friday for extra service be required on a Saturday or Sunday, or by 2:00 p.m. on the prior business day in the case of a holiday. Tenant shall pay for such extra service in accordance with Landlord’s then current rate schedule applicable to all Building Tenants ($65.00 per hour per floor at the time this Lease is signed), which costs shall reflect Landlord’s cost of providing such service (including a reasonable activation fee but without any other markup) Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until the repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period or when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord's control. Landlord's obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions. In the event that Tenant should require supplemental HVAC for the Premises, any maintenance repair, utility charge and/or replacement required for such supplemental service shall be performed by Landlord upon Tenant’s notification but the cost of such maintenance repair, utility charge and/or replacement (including labor and materials) shall be paid by Tenant without markup as additional rent. Notwithstanding the foregoing, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

24.
Electric Current. Throughout the Term Landlord shall furnish Tenant during Normal Business Hours (as defined in Section 23 herein a reasonable amount of electric current at 110 volts ("Normal Usage Amount") for lighting purposes within the Premises and the powering of a normal amount of office equipment and appliances. "Normal Usage Amount" is defined for purposes of this Lease to mean electric power supplied at the rate of five (5) watts per square foot of Premises, In this regard Tenant agrees as follows:

(1)
Landlord will install a sub-meter to measure Tenant’s exact electric usage. Tenant shall pay for the electric it consumes as measured by existing sub meter at the same rate charged to the Landlord with no mark up. The foregoing rates shall increase in the same percentage as any percentage increase in the billing to the Landlord for electricity, by reason of increase in electric rates, charges or service classifications, or by taxes or charges of any kind imposed thereon (in addition to the fuel adjustment hereinabove described). Bills therefore shall be rendered each month as Landlord may elect and the amount as computed, and shall be paid by Tenant each and every month as additional rent.

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(2)           If Landlord reasonably determines based upon engineering studies of electrical load consumed that Tenant is materially exceeding the Normal Usage Amount, Tenant shall pay to Landlord such amounts as additional rent as will reimburse Landlord for the cost of the extra electric power so consumed by Tenant at the same rate charged to Landlord with no markup;

(3)           If Tenant shall desire to place and install in the Premises electric equipment or appliances other than normal and typical to general office usage, it shall pay for such installations including any additional electric lines and facilities required and shall pay for the electric power used in such equipment if same exceeds Normal Usage Amount.

(4)           Landlord has advised Tenant that presently Public Service Electric and Gas ("Electric Service Provider") is the utility company selected by Landlord to provide electricity to the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternative Service Provider") or continue to contract for service from the Electric Service Provider.

Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternative Service Provider reasonable access to the Building's electric lines feeders, risers wiring and any other machinery within the Premises, provided that Landlord shall use all commercially reasonable efforts to minimize its interference with Tenant's business in the Premises.

25.
Telephone and Telecommunications. Landlord has arranged for the Installation of telephone service to the Building. Tenant shall be responsible for contacting its utility company supplying the telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises, including without limitation, obtaining a low voltage permit for phone and data wiring. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant. Upon request by Landlord, Tenant, at Tenant's expense, shall remove the telephone facilities located within the Demised Premises at the expiration or sooner termination of the Term. Tenant shall obtain the requisite permits and complete the installation of its telephone facilities in cooperation with Landlord in order not to interfere with or delay the completion of the Tenant Improvements by Landlord pursuant to Section 34, including, without limitation, the closing of the ceiling and the carpet installation, if applicable.

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In the event Tenant wishes to utilize the services of a telephone or telecommunications provider (other than service required by Tenant that is itself a telecommunications service provider) whose equipment is not servicing the Building at such time or Tenant wishes to install its telecommunications equipment serving the Premises ("Provider), no such Provider shall be permitted to install its lines or other equipment without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property, the other tenants and occupants of the Building and Landlord, including, without limitation, providing security in such form and amount as reasonably determined by Landlord. Each Provider must be duly licensed, insured and reputable. Landlord shall incur no expense whatsoever with respect to any aspect of Provider's provision of its services, including without limitation, the costs of installation, materials and service.

In addition, Landlord reserves exclusively to itself and its successors and assigns the right to install, operate, maintain, repair, replace and remove fiber optic cable and conduit and associated equipment and appurtenances within the Building and the Premises so as to provide telecommunications service to and for the benefit of tenants and other occupants of the Building.

26.
Acceptance of Premises. Tenant shall have reasonable opportunity, provided it does not thereby interfere with Landlord's work, to examine the Premises to determine the condition thereof. Upon taking possession of the Premises, Tenant shall be deemed to have accepted same as being satisfactory and in the condition called for hereunder, except for latent defects and punch list items previously noted to Landlord.

27.
Inability to Perform. This Lease and the obligation of both Tenant and Landlord hereunder to be performed by each such party shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if the Tenant or the Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons contemplated by this Section. Nothing contained in this Section shall be deemed to impose any obligation on either Tenant or Landlord not expressly imposed by other sections of this Lease.

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28.
Access to Premises and Change in Services. Landlord shall have the right, without abatement of rent, to enter the Premises upon twenty-four (24) hours advance written notice (except in the event of emergency, in which case no advance notice shall be required) at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let (solely during the last year of the Lease Term); provided, however, that except in the case of emergency such entry shall only be after notice first given to Tenant. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, provided access to the Premises is not impaired, and to change the name by which the Building is commonly known and/or its mailing address.

29.
Estoppel Certificates. Tenant shall execute, acknowledge and deliver to Landlord, promptly upon written request, an estoppel certificate on a reasonable form requested by Landlord which certifies that: (a) this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this Lease; (c) the dates through which base rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this Lease is subordinate to any existing or future mortgage placed by Landlord on the building; and (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this Lease to be paid, complied with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal.

30.
Modifications Requested By Lender. If, in connection with obtaining financing or refinancing for the Building, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold or delay its consent thereto, provided such modifications do not materially adversely affect the leasehold interest hereunder or increase Tenant's obligations hereunder, except to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease be deemed to materially adversely affect the leasehold interest hereby created.

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31.
Subordination. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof. Tenant shall, at any time hereafter, within ten (10) days after request from Landlord, execute a reasonable and customary Subordination, Non-Disturbance Agreement or any instruments or leases or other documents that may be required by any mortgage or mortgagee or overlandlord (herein a "Mortgagee") for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder. Landlord shall obtain a SNDA from the existing Mortgagee and shall use its reasonable efforts to obtain SNDA from all future Mortgagees.

In the event that the Landlord encumbers the Premises with a Mortgage in the future, the Landlord shall provide the Tenant with a Subordination, Non-Disturbance Agreement from the Mortgagee, and the Lease will be subordinate to any future mortgage only if said Subordination, Non-Disturbance agreement is provided.

32.
Attornment. Tenant agrees that upon any termination of Landlord's interest in the Premises, Tenant shall, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenants part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor. In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease. Tenant shall execute all documents necessary to effect any such amendment within ten (10) business days after written request from Mortgagee, as landlord, provided that in no event shall such amendment increase Tenant's payment obligations or other liability under this Lease or reduce Landlord's obligations hereunder.

33.
Notices. All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b)  registered or certified first class mail, return receipt requested, or (c) nationally-recognized overnight delivery service. Such addresses may be changed by notice to the other party given in the same manner as provided above. Any notice or other communication sent pursuant to clause (a) hereof shall be deemed received upon such personal service, if sent pursuant to subsection (b) shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to subsection (c) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.

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If to Landlord:
LMR USA LLC
P.O. Box 180240
Brooklyn, NY 11218
Tel: 718-855-2000

OVERNIGHT ADDRESS:
1425 37th Street
Suite 600
Brooklyn, NY 11218

If to Tenant:
Network Billing Systems LLC D/B/A Fusion
c/o _Fusion
13921 Park Center Road, Suite 200,
Herndon, VA 20171
Attn: President and Chief Operating Officer
Tel: 212-201-2424

With a copy to:
Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Tel: 212-201-2400
Attn: General Counsel

Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

34.
Landlord’s Work

(i)           Tenant has inspected the demised Premises and agrees to accept same in its “as is” condition and state of repair as of the date hereof and agrees that Landlord shall not be obligated to perform any work except for the following: (to be specified in a floor plan attached hereto)

Landlord shall provide Tenant with a turn-key build out, not to exceed $50.00/RSF for a total of $675,550.00 (“Tenant Improvement Dollars”) this amount includes the first-floor storage buildout, utilizing Building standard finishes and materials and based upon on a mutually agreed plan. Landlord shall not charge Tenant any fee or other charges for the supervision and or overhead associated with Tenant’s build-out. Tenant at its election may request Landlord to secure bids from three (3) reputable and qualified contractors and shall select the one that provides the lowest cost. Tenant acknowledges that if the final work is completed for a price that is below the Tenant Improvement Dollars Tenant shall receive a rent credit which shall be credited on a pro-rata basis over the first 12 months that Tenant is making rent payments.

(ii)           Test Fit: Landlord shall Provide Tenant with one (1) test fit and two (2) revision.

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(iii)
Beneficial Occupancy Period: Notwithstanding anything herein to the contrary, Tenant shall have the right to enter the Premises, forty-five (45) days prior to the estimated Commencement Date in order to install its cabling and wiring for telephone service and modular furniture, provided that Tenant shall not materially interfere with Landlord's substantial completion of the Premises. Tenant will not be required to pay for rent, utilities or operating expenses until the Commencement Date, but shall not be allowed to conduct business operations in the Premises during the forty five (45) day period contemplated by this section.

35.
Quiet Enjoyment. Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall, at all times during the Lease Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or any other person claiming through Landlord.

36.
Vacation of Premises. Tenant shall vacate the Premises at the end of the Lease Term. If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to one hundred twenty five percent (125%) of the monthly Base Rent paid immediately prior to the holding over period for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease. In event of any such holdover, Landlord shall also be entitled to all non-monetary remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys' fees and expenses incurred in connection therewith. Tenant shall in no event be subject to consequential damages.

37.
Extent of Liability. Tenant shall look solely to the Building and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement proceeding for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Premises.

38. Indemnification. Tenant shall indemnify and hold harmless Landlord and all of its partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

(a)           the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises by Tenant, its agents, contractors or employees during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises;

(b)           any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, clients, service providers or contractors;

(c)           any accident, injury or damage whatever occurring in, at or upon the Premises, unless due to the willful or negligent act or omission of Landlord, its agents, contractors or employees; and

(d)           any breach or default by Tenant in the full and prompt performance of Tenant's obligations under this Lease; together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

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In case any action or proceeding is brought against Landlord and/or any of its partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section 38, Tenant, upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of this Lease.

39.
Brokers. Tenant represents that Tenant has dealt only with the Brokers, Colliers International and Avison Young – New York LLC, as brokers in connection with this Lease, and Tenant warrants that no other brokers negotiated this Lease or is entitled to any commissions in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of a separate written agreement by and between Landlord and Broker.

40.
Recordation. Tenant covenants that it shall not, without Landlord's prior written consent, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation. If at any time Landlord or any Mortgagee shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord's sole cost and expense. If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant's sole cost and expense.

41.
Captions. All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

42.
Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and permitted assigns (subject, however, to the terms of Section 20 hereof).

43.
Integration of Agreements. This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties are incorporated. No course of prior dealings between Landlord and Tenant or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Landlord and Tenant or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

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44.
Hazardous Material Indemnity: Tenant further agrees to the following:

44.1           As used in this Lease, the following terms shall have the following meanings:

44.1.1                      "Environmental Laws" shall mean all federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements, ordinances, administrative or judicial rulings or similar items relating to the protection of the environment or the protection of human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Releases (as defined below) of Hazardous Materials into the air, surface water, groundwater or land, or relating to (i) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) relating to storage tanks, or (iii) the transfer of industrial facilities, including, without limitation, ISRA (as defined below).

44.1.2                      "Hazardous Materials" shall mean (i) any substance, gas, material or chemical which is defined as or included in the definition of "hazardous substances", "toxic substances', "hazardous materials", "hazardous wastes' under any federal, state or local statute, law, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not Limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9061 et seq. ("CERCLA"); the Hazardous Materials Transportation Act, as amended 49 U.S.C. §§1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901, et seq; the New Jersey Spill Compensation and Control Act; and the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), (ii) radon gas in excess of four (4) picocuries per liter, friable asbestos, urea formaldehyde foam insulation, petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (iii) any other substance, gas, material or chemical, exposure to or release of which is prohibited, limited or regulated by any governmental or quasigovernmental entity or authority that asserts or may assert jurisdiction over the Premises, the Building or the Property.

44.1.3                       "Hazardous Materials Inventory" shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Premises.

44.1.4                      "Losses" shall mean all claims, liabilities, obligations, losses (including, without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Property, damages arising from any adverse impact on marketing of space), damages, penalties, fees, actions, judgments, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, attorneys' and consultants' fees and expenses.

44.1.5                       "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

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44.1.6                      "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

44.2           Tenant shall not generate, use, manufacture, recycle, handle, store, place, transport, treat, discharge or dispose of any Hazardous Materials at, on, in or near the Premises, the Building or the Property or cause any of the foregoing to occur at, on, in, or near the Premises, the Building or the Property, shall comply with all Environmental Laws in connection with Tenant's use or occupancy of the Premises and the Building, and promptly shall take all remedial action, at Tenant's sole cost and expense, but with Landlord's prior approval, necessary or desirable to remedy, cleanup and remove the presence of any Hazardous Materials resulting from Tenant's violation of the prohibitions set forth in this sentence or Tenant's failure to comply with Environmental Laws. Notwithstanding the foregoing, Tenant shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office environment and are handled, stored, used and disposed of in compliance with all applicable Environmental Laws. In addition, Tenant shall (i) obtain, maintain in full force and effect, and comply with, all permits required under applicable Environmental Laws; (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property; (iii) report to Landlord any release or discharge of Hazardous Materials within two (2) business days of such discharge or release; (iv) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with governmental or quasi-governmental entities under applicable Environmental Laws; (vi) maintain and annually update a Hazardous Materials Inventory with respect to Hazardous Materials used, generated, treated, stored or disposed of at the Premises, the Building and the Property; and (vii) make available to Landlord for inspection and copying, at Landlord's expense, upon reasonable notice and at reasonable times, such Hazardous Materials Inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.

In the event that Tenant’s operations at the Premises, the Building or the Property cause any part of the Premises, the Building or the Property, to be deemed an industrial establishment (as such terra is defined by ISRA) and such Tenant takes any action that triggers the applicability of ISRA, Tenant shall: (i) take all steps necessary to achieve compliance with ISRA with respect to such transaction or event; (ii) pay all costs and fees allocable to its designation and associated with achieving compliance with ISRA in connection with such matter; and (iii) provide Landlord with copies of: (a) all correspondence with the New Jersey Department of Environmental Protection ("NJDEP"); (b) all field and laboratory data generated by or on behalf of Tenant; and (c) all reports, summaries proposals and recommendations submitted to the NJDEP in connection with such matter.

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44.3            Without limitation on any other indemnities by or obligations of Tenant to Landlord under this Lease or otherwise, Tenant hereby covenants and agrees to indemnify, defend and hold harmless Landlord from and against any Losses incurred by Landlord as a result of Tenant's breach of any representation, covenant or warranty hereof; or as a result of any claim, demand, liability, obligation, right or cause of action, including, but not limited to governmental action or other third party action (collectively, "Claims"), that is asserted against Landlord, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of the Release, Threat of Release, discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property attributable to or arising out of the operations or activities or presence of Tenant or agent or representative of Tenant at or about the Premises, the Building or the Property. This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building.

44.4            The indemnities, warranties and covenants contained in this Article shall survive termination of this Lease.

45.
Americans With Disabilities Act. Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same ("ADA") both as to the Premises and the Property, shall be allocated between them, namely:

45.1           Landlord and Tenant agree to cooperate together in the initial design, planning and preparation of specifications for construction of the Premises so that same shall be in compliance with the ADA. Any costs associated with assuring that the plans and specifications for the construction of the Premises are in compliance with the ADA shalt be borne by the party whose responsibility it is hereunder to bear the cost of preparation of the plans and specifications. Similarly those costs incurred in the initial construction of the Premises so that same are built in compliance with the ADA shall be included within Tenant's Improvements and handled in the manner as provided for in other Sections of this Lease.

45.2            Modifications, alterations and/or other changes required to and within the Common Areas which are not capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses and treated as such.

45.3            Modifications, alterations and/or other changes required to and within the Common Areas which are capital in nature shall be the responsibility of Landlord and at its cost and expense.

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45.4           Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same), whether capital in nature or non-capital in nature, shall be the responsibility of Tenant and at its cost and expense; unless the changes are structural in nature and result from the original design of the Building, in which instance they shall be the responsibility of Landlord and at its cost and expense.

Each party shall indemnify and hold harmless the other party from any and all liability, loss, cost or expense arising as a result of such party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

46.
Several Liability. If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

47.
Financial Statements. Tenant represents and warrants to Landlord that the financial statements heretofore delivered by Tenant to Landlord are true, correct and complete in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly represent the financial condition of Tenant as of the date thereof, and that no material change has thereafter occurred in the financial conditions reflected therein. Within fifteen (15) days after request from Landlord, Tenant agrees to deliver to Landlord such future financial statements and other information as Landlord from time to time may reasonably request, provided that in no event shall Landlord request such statements or information more than once in any twelve (12) month period. Landlord shall maintain the confidentiality of such financial statements and shall only share copies thereof with Landlord's Mortgagees, underwriters and investment advisors to the extent required by such entities/persons and shall require such other entities/persons to maintain the confidentiality of any such information.

48.
Parking. Landlord, at no additional cost to Tenant, shall make available for Tenant's exclusive use, eight (8) reserved parking spaces in the underground parking area to be mutually agreed by Landlord and Tenant. In addition, Tenant shall be entitled to use five (5) parking spots per 1,000 square feet in the outside parking area which shall be available on a first come first serve basis. In addition, Tenant shall have the right to park overnight, up to four (4) company vehicles in the Building parking lot, which location shall be mutually agreed between Landlord and Tenant.

49.
Signage. Landlord shall provide Tenant its prorated share of directory signage, and suite signage. Throughout the Lease Term and any renewal term(s) Tenant shall have the right to change such signage to reflect the name of a subsidiary or affiliate of Tenant with Landlord’s, prior consent, which shall not be unreasonably withheld, conditioned or delayed.
 Landlord shall include Tenant on the Building’s digital directory and Tenant shall have the right to install corporate graphics at the entry to the Premises as part of Tenant’s Incentive Allowance, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed. In the event Landlord constructs an exterior monument sign, Tenant shall have the right, along with other similarly situated tenants of the Building, to a proportionate share of the signage area.

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50.
Right to Exhibit. The Tenant agrees to permit the Landlord and the Landlord’s agents, employees or other, within 12 months of the Tenant vacating the Premises on the front of said Premises or any part thereof, offering the Premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

51.
[intentionally omitted]

52.
Non-Waiver by Landlord. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative. The failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option, or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

53.
 Validity of Lease. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

54.
Conformation with Laws and Regulations. The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

55.
Number and Gender. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

56.
Licenses and Permits. Tenant agrees to secure and maintain, at its own expense, all licenses and permits from Federal, State and local authorities as may be necessary for the conduct of Tenant's business, and shall comply with all applicable laws, rules and regulations. Landlord does not represent that any license or permit which may be required will be granted or, if granted, will continue in effect or be renewed. Tenant's obligations under this Lease shall in no way be affected by Tenant's inability to secure or maintain any license or permit.

57.
Miscellaneous. Tenant shall reimburse Landlord for all reasonable attorneys' fees incurred in connection with actions to compel compliance by Tenant with any provision of this Lease or to recover damages resulting from non-compliance. Such amounts shall be deemed additional rent and shall be paid on demand.

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The submission of this Lease to Tenant shall not be construed as an offer or option, and Tenant shall not have any rights hereunder unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

58.
Penetration Points / Roof Rights. Tenant shall have the right to use the existing point of penetration in the Building to bring services into the Building, and/or to penetrate at some other location of the Building as part of Tenant Improvement Dollars and subject to Landlord’s reasonable approval and supervision.

Tenant may install antennas and/or receivers on the roof of the Building subject to Landlord’s reasonable approval. Landlord’s reasonable approval shall not be withheld, conditioned, or delayed.

59.
Relocation: Landlord shall not have the right to relocate Tenant under any circumstances.

[Signatures appear on the next page]

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In Witness Whereof, the parties have set their hands, or caused these presents to be signed by their duly authorized representatives as of the day and year first above written.

LMR USA LLC.	NETWORK BILLING SYSTEMS, LLC D/B/A FUSION

/s/ Joseph Weiss	/s/ Gordon Hutchins, Jr.
Name: Joseph Weiss	Name: Gordon Hutchins, Jr.
Title: Manager	Title: Executive Vice President

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STATE OF NEW YORK, COUNTY OF KINGS, ss.

On the 16th day of August, 2017, before me, the undersigned, personally appeared Joseph Weiss personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

           /s/ Gedalia Maryl
   Notary Public

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STATE OF NEW JERSEY, COUNTY OF BERGEN, ss.

On the 24th day of July, 2017, before me, the undersigned, personally appeared Gordon Hutchins, Jr. personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

           /s/ Toni Capanello
   Notary Public

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EXHIBIT A
OPERATING EXPENSES - EXCLUSIONS

(a)
Cost of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the building;

(b)
Wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of landlord;

(c)
Any charge for depreciation of the building or equipment and any interest or other financing charge;

(d)
Any charge for landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on landlord’s business;

(e)
All costs relating to activities for the solicitation and execution of leases of space in the building;

(f)
All costs and expenses of operation the garage space and commercial space in the building;

(g)
All costs for which tenant or any other tenant in the building is being charged other than pursuant to the operating expense clauses;

(h)
The cost of any electric current furnished to the Premises or any rentable area of the building for purposes other than the operation of building equipment and machinery and the lighting of public toilets, stairways, shaftways, and building machinery or fan rooms;

(i)
The cost of correcting defects in the construction of the building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(j)
The cost of any repair made by landlord because of the total or partial destruction of the building or the condemnation of a portion of the building;

(k)
Any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

(l)
The cost of any items for which landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the building pursuant to clauses similar to this paragraph;

(m)
The cost of any additions or capital improvements to the building subsequent to the date of original construction;

(n)
The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the building as opposed to replace existing items which have worn out;

(o)
Any operating expense representing any amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

(p)
The cost of tools and equipment used initially in the construction, operation, repair and maintenance of the building;

(q)
The cost of any work or service performed for or facilities furnished to any tenant of the building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to tenant;

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(r)
The cost alterations of space in the building leased to other tenants;

(s)
The cost of overtime or other expense to landlord in curing its defaults or performing work expressly provided in this lease to be borne at landlord’s expenses;

(t)
Capital improvements or expenditures incurred to reduce operating expenses except that such improvements or expenditures shall be included in operating expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvement or item) or the actual savings; and

(u)
Ground rent or similar payments to a ground Lessor;

(v)
The cost of removal, abatement, or treatment of asbestos or any other hazardous substance or gas.

REAL ESTATE TAXES - EXCLUSIONS
1.
Inheritance taxes
2.
Gift taxes
3.
Transfer taxes
4.
Franchise taxes
5.
Excise taxes
6.
Net income taxes
7.
Profit taxes
8.
Capital levies
9.
Late payment charges and penalties
10.
Special Assessments levied against property other than real estate. Assessments payable hereunder may be payable by Tenant in installments if the Landlord is permitted to do so.

Any rental tax or any tax in substitution of a rental tax shall not be excluded.

EXHIBIT B
CLEANING SPECIFICATIONS

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STAR CLEANING SERVICES

112 GREGORY AVE SUITE B10

PHONE: 201-323-2067

PASSAIC, N.J. 07055

CLEANING SPECIFICATIONS:

WEEKLY CLEANING SERVICE:

1-Vacuum / sweep all carpeted / non carpeted stairways.

2- Lobby entrance doors & windows to be washed.

3- Damp mop completely all tiled areas

4- Vacuum carpeted elevator cabs. Clean & polish cab interiors.

5-Dust all coat racks, baseboard heaters.

6-All stairwells to be swept and mopped

7-Cleaning all the entrances and parking areas of the building

8-Check all empty spaces

MONTHLY CLEANING SERVICE:

1- Vacuum all upholstered furniture, high dusting

2- Cleaning all stainless steel air conditioning diffusers

QUARTERLY CLEANING SERVICE:

1-Buffing all tile floors in the kitchens.

2-Dusting all blinds and picture frames.

STAR CLEANING SERVICES

112 GREGORY AVE SUITE B10

PHONE: 201-323-2067

PASSAIC, N.J. 07055

CLEANING SPECIFICATIONS:

COMMON AREA CLEANING SERVICES NIGHTLY MONDAY-FRIDAY

1- Wipe and wash all floors in all building lobbies if applicable

2- Vacuum all carpeted areas of lobbies, hallways and entrance vestibules.

3- Empty all trash receptacles and replace liners.

4- Wash, clean and polish all water fountain & coolers.

5- Wipe all finger marks & smudges from entrance doors and frame, light switches, Reception, lobby glass and handrails.

6- Clean elevator, vacuum tracks & spot clean glass and / or wall panels.

7- Spot clean spills and stain on carpeted areas.

8- Replace urinal screens & deodorizers as required.

9- Wash and disinfect all bowls, seats and urinals.

10-Wash and disinfect all toilet seats.

11- Dump wipe formica tops & counters spot clean partitions & receptacles as required

12-Empty all trash receptacles & sanitary disposal receptacles

13- Replace paper products / fill soap dispenser as required

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STAR CLEANING SERVICES

112 GREGORY AVE SUITE B10

PHONE: 201-323-2067

PASSAIC, N.J. 07055

CLEANING SPECIFICATIONS:

AREA CLEANING SERVICES NIGHTLY MONDAY-FRIDAY

1-Empty waste paper baskets receptacles and replace trash liners

2-Sweep and damp mop all uncarpeted floor surfaces using chemical treated dusting System

3-Vacuum all carpeted areas. Sweep carpet (rugs and mats)

4-Hand dust all office furniture, including chairs, file cabinets, window sills, partitions and Radiator covers with chemical treated dust cloths.

5-Desk with loose papers on the top are not to be cleaned.

6-Wash, clean and polish all water fountains & coolers.

7- Wipe all finger mark & smudges entrance doors, light switchers, reception, glass and Main entrance.

8-Spot clean spills and stains on all tiled floors

9-Spot clean spills and stain on carpet areas.

10-Collect all recyclable materials and remove to designated dumpster outside building.

11-Collect all refuse and remove to designated dumpster outside building.

12-Lock all entrance doors & turn off lights before leaving and set alarms as required.

13-The supervisor has to check that all this clean and well closed before leaving

Note: All the employed has to use uniforms that identify them as the workers of the cleaning company.

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EXHIBIT C
RULES AND REGULATIONS

RULES AND REGULATIONS

To the extent that any of the following Rules and Regulations, or any Rules and Regulations subsequently enacted conflict with the provisions of the Lease, the provisions of the Lease shall control.

1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3. Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building except a soda machine, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld. Landlord shall coordinate with an overnight delivery mail carrier to install an overnight delivery/drop-off box in the garage area serving the Building.

5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires shall be allowed, except with the prior written consent of Landlord which shall not be unreasonably withheld, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

6. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

7. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which shall not be unreasonably withheld. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not permit any portion of the Premises to be used for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop, except such alcohol or cigarettes in connection with sampling programs or per client requests in connection with Tenant's core business..

10. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

11. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

12. There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

13. Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

14. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

(a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b) the right to change the name or address of the Building, without incurring any liability

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